Exhibit 4.2

BROOKLINE BANCORP, INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 16, 2014

to

SUBORDINATED DEBT SECURITIES INDENTURE

Dated as of September 16, 2014

6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2029

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of September 16, 2014, between BROOKLINE BANCORP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”), under the Base Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Subordinated Debt Securities Indenture, dated as of September 16, 2014 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of Series of the Company’s subordinated unsecured debt securities, which may be notes, bonds, debentures or other evidences of indebtedness of the Company (hereinafter called the “Securities”) and the issuance from time to time of Securities under the Indenture;

WHEREAS, Section 901(7) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish a Series of Securities thereunder and the form and terms, provisions and conditions of Securities of such Series of Securities as permitted by Section 201 and Section 301 of the Base Indenture;

WHEREAS, pursuant to Section 301 of the Base Indenture, the Company desires to establish a new Series of Securities under the Indenture to be known as its “6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2029” (the “2029 Series”) and to establish and set the form and terms, provisions and conditions of the notes of the 2029 Series (the “Notes”), as provided in this First Supplemental Indenture and to provide for the initial issuance of Notes of the 2029 Series in the aggregate principal amount of $75,000,000; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been satisfied; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02 Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that if the definition of a capitalized term defined in this First Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this First Supplemental Indenture shall control for purposes of the Indenture, including this First Supplemental Indenture, with respect to the Notes;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this First Supplemental Indenture to Sections refer to the corresponding Sections of this First Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this First Supplemental Indenture; and

(f) for purposes of this First Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.02(f):

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of Boston, Massachusetts or The City of New York, New York are authorized or obligated by law, regulation or executive order to close and, after September 15, 2024, a day that is not a London Business Day.

“Calculation Agent” means U.S. Bank National Association, or any successor appointed by the Company, acting as calculation agent in respect of the Notes.

“Depository Institution” means a Significant Subsidiary of the Company that is a major subsidiary depository institution within the meaning of 12 CFR Section 217.20(d)(1)(vi).

“DTC” shall have the meaning set forth in Section 2.03 hereof.

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                 default in the payment of any interest on any Note, when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(2)                                 default in the payment of the principal of any Note when it becomes due and payable at its Maturity or upon redemption; or

(3)                                 default in the performance, or breach, of any covenant or warranty of the Company with respect to any Note (other than a covenant or warranty which has expressly been included in the Base Indenture solely for the benefit of a series of Securities issued under the Base Indenture other than the Notes), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Base Indenture; or

(4)                                 the Company or any Significant Subsidiary that is not a depository institution pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)                               makes a general assignment for the benefit of its creditors; or

(5)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any Significant Subsidiary that is not a depository institution in an involuntary case,

(B)                               appoints a Custodian of the Company or any Significant Subsidiary that is not a depository institution or for all or substantially all of either of its property, or

(C)                               orders the liquidation of the Company or any Significant Subsidiary that is not a depository institution, and the order or decree remains unstayed and in effect for 90 days; or

(6)                                 any Significant Subsidiary that is a depository institution consents to the entry of or a court other governmental agency enters an order or decree for the appointment of a receiver or conservator or similar official in a liquidation, insolvency or similar proceeding with respect to such Significant Subsidiary that is a or all or substantially all of its property and the order or decree remains unstayed and in effect for 90 days.

As used herein, the term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Existing Company Junior Subordinated Debt” means those subordinated debentures of the Company due June 26, 2033, and those Subordinated debentures of the Company due March 17, 2034.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed Rate Interest Payment Date” shall have the meaning specified in Section 2.05(b).

“Fixed Rate Period” means the period beginning on, and including, the date hereof and ending on, but excluding, the first Fixed Rate Interest Payment Date thereafter and each successive period beginning on, and including, a Fixed Rate Interest Payment Date and ending on, but excluding, the next Fixed Rate Interest Payment Date.

“Floating Rate Interest Payment Date” shall have the meaning specified in Section 2.05(b).

“Floating Rate Period” means the period beginning on, and including, September 15, 2024 and ending on, but excluding, the first Floating Rate Interest Payment Date thereafter and each successive period beginning on, and including, a Floating Rate Interest Payment Date and ending on, but excluding, the next Floating Rate Interest Payment Date.

“Global Note” shall be a Global Security and have the meaning set forth in Section 2.04 hereof.

“Indebtedness” means, with respect to any Person, without duplication, (i) any Obligation of such Person relating to any indebtedness of such Person (A) for borrowed or purchased money, including, without limitation, such obligations as are evidenced by or arise pursuant to credit agreements, notes, debentures, bonds and similar instruments, (B) in respect of any deferred obligation of such Person for the payment of the purchase price of property, goods, materials or services purchased or acquired and accrued liabilities arising in the ordinary course of business, (C) in respect of letters of credit, bankers acceptances, securities purchase facilities and similar transactions, (D) in respect of capitalized lease obligations, (E) in respect of such Person’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise, (F) under or relating to derivatives contracts, including interest rate swaps, caps or similar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and similar agreements, or (G) in respect of any obligations of such Person to its general creditors, as defined for the purposes of the regulations of the Federal Reserve Board, applicable to bank holding companies and codified at 12 C.F.R. Part 217, as the same may be amended or supplemented from time to time, and as necessary for the notes to qualify as Tier 2 Capital under such regulations; (ii) any liability of others of the kind described in the preceding clause (i), which such Person has Guaranteed or which is otherwise its legal liability as a result of any assumption, purchase commitment, or otherwise or which is secured by any lien on any of such Person’s property or assets; and (iii) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in the preceding clauses (i) and/or (ii).

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Insolvency Event of Default” means items 4, 5 and 6 set forth in the definition of “Event of Default.”

“Interest Payment Date” means a Floating Rate Interest Payment Date or a Fixed Rate Interest Payment Date.

“Interest Period” means a Fixed Rate Period or a Floating Rate Period, as the case may be.

“Interest Rate Determination Date” means the second London Business Day immediately preceding the first day of the relevant Floating Rate Period.

“London Business Day” means any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Maturity Date” shall have the meaning set forth in Section 2.02 hereof.

“Regular Record Date” means (i) in the case of the Fixed Rate Period, with respect to each Fixed Rate Interest Payment Date that is on March 15, the immediately preceding March 1, whether or not a Business Day, and with respect to each Fixed Rate Interest Payment Date that is on September 15, the immediately preceding September 1, whether or not a Business Day, and (ii) in the case of the Floating Rate Period, with respect to each Floating Rate Interest Payment Date that is on March 15, the immediately preceding March 1, whether or not a Business Day, with respect to each Floating Rate Interest Payment Date that is on June 15, the immediately preceding June 1, whether or not a Business Day, with respect to each Floating Rate Interest Payment Date that is on September 15, the immediately preceding September 1, whether or not a Business Day, and with respect to each Floating Rate Interest Payment Date that is on December 15, the immediately preceding December 1, whether or not a Business Day.

“Senior Indebtedness” means Indebtedness, obligation or liability of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company, other than the following: (1) any Indebtedness, obligation or liability as to which, in the instrument creating or evidencing such Indebtedness, obligation or liability it is expressly provided that the Indebtedness, obligation or liability is not senior in right of payment, is junior in right of payment to, or ranks equally in right of payment with, other specified types of Indebtedness, obligations or liabilities which other specified types of Indebtedness, obligations or liabilities include the Notes; (2) any Indebtedness, obligation or liability that is subordinated to Indebtedness, obligations or liabilities to substantially the same extent as or to a greater extent than the Notes are subordinated; (3) with respect to any series of Notes, any Indebtedness of the Company evidenced by Notes of the same or of another series; and (4) the Company’s outstanding subordinated debentures.

“Significant Subsidiary” means any Subsidiary that is significant subsidiary as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended.

“Tax Event” means the receipt by the Company of an opinion of Independent Tax Counsel to the effect that, as a result of:

a.              any amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

b.              any judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”);

c.               any amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or

d.              a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the first date on which any Notes are sold, there is more than an insubstantial increase in the risk that interest paid by the Company on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Tier 2 capital” has the meaning ascribed to such term in applicable regulations of the Federal Reserve Board.

“Tier 2 Capital Event” means the receipt by the Company of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of:

a.              any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company; or

b.              any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

“Three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” as of 11:00 a.m., London time, on the relevant Interest Rate Determination Date. If no offered rate appears on Reuters screen page ‘‘LIBOR01’’ on the relevant Interest Rate Determination Date as of 11:00 a.m., London time, then the Company will provide the Calculation Agent with a written direction to obtain four quotations as set forth below from the treasury departments located in London of four major banks (which may include affiliates of the underwriters of the Notes) in the London interbank market that the Company specifies in such direction, and, upon receipt of such direction, the Calculation Agent will request each such bank’s principal London office to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest 0.00001 of 1%) of the quotations provided. Otherwise, the Company will provide the Calculation Agent with written direction to obtain three quotations as set forth below from the treasury departments of three major banks (which may include affiliates of the underwriters of the Notes) located in New York City that the Company specifies in such direction, and upon receipt of such direction, the Calculation Agent will request each such bank to provide a quotation of the rate offered by it as of 11:00 a.m., New York City time, on the Interest Rate Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Floating Rate Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest 0.00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next Floating Rate Period will be equal to three-month LIBOR in effect for the then-current Interest Rate Period.

The terms “Company,” “Trustee,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

ESTABLISHMENT OF THE 2029 SERIES AND

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Establishment of the Series of the Notes and Designation. There is hereby authorized and established a Series of Securities designated as the “6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2029.” The Securities that are a part of such Series of Securities shall be in the form and have the terms, provisions and conditions as set forth in the Base Indenture, this First Supplemental Indenture and the Notes in the form attached hereto as Exhibit A.

Section 2.02 Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is September 15, 2029 (the “Maturity Date”).

Section 2.03 Form, Payment and Appointment. Except as provided in the fifth paragraph of Section 305 of the Base Indenture, the Notes will be issued only in book-entry form, will be represented by one or more Global Notes (as defined below) registered in the name of or held by The Depository Trust Company (and any successor thereto) (“DTC”) or its nominee. Principal or the Redemption Price, if any, of a Note shall be payable to the Person in whose name that Note is registered on the Maturity Date or Redemption Date, as the case may be, provided that principal of, the Redemption Price, if any, of and interest on the Notes represented by one or more Global Notes (as hereinafter defined) registered in the name of or held by DTC or its nominee will be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Notes. The principal of any certificated Notes will be payable at the Place of Payment set forth below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment.

The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A.

The Security Registrar, Authenticating Agent and Paying Agent for the Notes shall initially be the Trustee.

The Place of Payment for the Notes shall be an office or agency of the Company maintained for such purpose in Boston, Massachusetts, which shall initially be the Corporate Trust Office of the Trustee in Boston, Massachusetts.

The Notes will be issuable and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.

Section 2.04 Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) registered in the name of DTC or its nominee and deposited with

DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.

Section 2.05 Interest.

(a)         Rate of Interest; Accrual

The Notes shall bear interest on their principal amount: (i) from, and including, September 16, 2014, to, but excluding, September 15, 2024 or any earlier Redemption Date, at the rate of 6.000% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, and (ii) from, and including, September 15, 2024 to, but excluding, the Maturity Date or any earlier Redemption Date, at an annual rate equal to Three-month LIBOR plus 3.315% (each such rate, a “Floating Rate Period Interest Rate”), computed on the basis of a 360-day year and the actual number of days elapsed.  The Company will make the Floating Rate Period Interest Rate available to any Holder upon request.

(b)         Interest Payment Dates

During the Fixed Rate Period, accrued interest on the Notes shall be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2015 and ending on September 15, 2024 (each such date, a “Fixed Rate Interest Payment Date”), or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement), to the Holders of the Notes at the close of business on the immediately preceding March 1 and September 1 (whether or not a Business Day), as the case may be. During the Floating Rate Period, accrued interest on the Notes shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2024, or if any such day is not a Business Day, the next Business Day, or if the next Business Day is in the immediately succeeding calendar month, the immediately preceding Business Day (each such date, a “Floating Rate Interest Payment Date”), to the Holders of the Notes at the close of business on the immediately preceding March 1, June 1, September 1 and December 1 (whether or not a Business Day), as the case may be.

Section 2.06 Subordination.

(a) The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness to the extent and in the manner described in this Section 2.06 and Section 1601 of the Base Indenture.

(b) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (i), (ii) or (iii) above (each such event, if any, herein sometimes referred to as a “Proceeding”):

(1)                                 the holders of Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Notes are entitled to receive any payment or distribution on account of principal of or premium, if any, or interest on or other Obligations in respect of the Notes or on account of any purchase, redemption or other acquisition of Notes by the Company or any Subsidiary (individually and collectively, a “Securities Payment”);

(2)                                 any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Capital Stock or securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in Article Sixteen of the Base Indenture with respect to the Notes, to the payment in full, without diminution or modification by such plan, of all Senior Indebtedness), to which the Holders would be entitled except for the provisions of Article Sixteen of the Base Indenture and this Section 2.06, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(3)                                 In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Capital Stock or securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article Sixteen of the Base Indenture with respect to the Notes, to the payment in full, without diminution or modification by such plan, of Senior Indebtedness), before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of, and be paid over to, the holders of the Senior Indebtedness remaining unpaid (or their representative(s) or trustee(s) acting on their behalf), ratably as aforesaid, for application to the payment of such Senior Indebtedness until such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Notes shall be subrogated to the extent of payments or distributions made to the holders of the Senior Indebtedness pursuant to the rights of such holders to receive payments and distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full. No such payments or distributions to holders of such Senior Indebtedness by the Holders of the Notes or to which the Holders of the Notes would be entitled except for the provisions hereof shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Section 2.06 are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Section 2.06 or elsewhere in the Base Indenture, this First Supplemental Indenture or any supplemental indenture issued pursuant to Section 301 or Article Nine of the Base Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms or to affect the relative rights of the Holders of the Notes and creditors of the Company, other than the holders of the Senior Indebtedness, nor, except as otherwise expressly provided in the Base Indenture, this First Supplemental Indenture and the Notes with respect to the limitation on the rights of the Trustee and the Holders of Notes to accelerate the maturity of the Notes and pursue remedies upon such an acceleration, shall anything herein or in the Notes prevent the Trustee or the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon any Event of Default under the Indenture occurring, subject to the rights, if any, under this Section 2.06 of the holders of Senior Indebtedness, in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Section 2.06, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such Proceeding is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.06. In the absence of any such liquidating trustee, agent or other person, the Trustee shall be entitled to rely upon a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 2.06, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 2.06, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 2.06, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Section 2.06 against the Trustee. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by reason of the execution of the Base Indenture, this First Supplemental Indenture, or any other supplemental indenture entered into pursuant to Section 301 or Article Nine of the Base Indenture, and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of the Notes or the Company moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 2.06.

(c) No payment on account of principal of or redemption of, interest on or other amounts due on the Notes, and no redemption, purchase, or other acquisition of the Notes, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other obligations then due on all Senior Indebtedness has been made or duly provided for pursuant to the terms of the instrument governing such Senior Indebtedness, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Indebtedness, or any agreement pursuant to which any Senior Indebtedness is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Indebtedness being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from the holder or holders of any Senior Indebtedness or their representative or representatives (a “Payment Blockage Notice”) that there exists under such Senior Indebtedness, or any agreement pursuant to which such Senior Indebtedness is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare the full amount of such Senior Indebtedness due and payable, but only for the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the Holders of such Senior Indebtedness) on the earlier of (A) the date on which such event of default shall have been cured or waived or (B) 180 days from the receipt of the Payment Blockage Notice. Upon termination of a Payment Blockage Period, payments on account of principal of or interest on the Notes and redemptions, purchases or other acquisitions may be made by or on behalf of the Company. Notwithstanding anything herein to the contrary, (A) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default and any other events of default on the same issue of Senior Indebtedness existing and known to the person giving such notice at the time of such notice and (B) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Senior Indebtedness or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of Senior Indebtedness existing and known to the person giving such notice at the time of such notice, have been cured or waived.

In the event that payments are made by or on behalf of the Company in contravention of the provisions of this Section 2.06(c), such payments shall be held by the Trustee, any Paying Agent or the Holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(d) Nothing contained in the Base Indenture, this First Supplemental Indenture, any other supplemental indenture entered into pursuant to Section 301 or Article Nine of the Base Indenture, or in any of the Notes shall: (i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay at any time except as provided in clauses (b) or (c) of this Section 2.06 to the Holders of the Notes the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; (ii) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (iii) except as otherwise expressly provided in the Base Indenture, this First Supplemental Indenture and the Notes with respect to the limitation on the rights of the Trustee and the Holders of Notes, to accelerate the maturity of the Notes and pursue remedies upon such an acceleration, prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Section 2.06 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

(e) Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in the Indenture, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or otherwise), the filing of a claim for the unpaid balance of the Notes in the form required in those proceedings.

The Company shall give prompt written notice to the Trustee of any default or event of default with respect to any Senior Indebtedness or of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Section 2.06 or Article Sixteen of the Base Indenture. The Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company or a holder of Senior Indebtedness or from any representative or trustee acting on their behalf, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of such authority of such trustee; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Six of the Base Indenture, shall be entitled in all respects to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 2.06 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. The foregoing shall not apply if the Paying Agent is the Company. Nothing contained in the Base Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any Proceeding or under the conditions described in this Section 2.06, from making payments at any time in respect of the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Notes, or the retention thereof by any Holder, if the Trustee did not have notice, as provided herein, that such payment would have been prohibited by the provisions of this Section 2.06 or Article Sixteen of the Base Indenture. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 2.06 or Article Sixteen of the Base Indenture, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 2.06 or Article Sixteen of the Base Indenture and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Person has the right to receive such payment.

(f) Notwithstanding the provisions of this Section 2.06 or any other provisions of the Base Indenture, this First Supplemental Indenture or any other supplemental indenture issued pursuant to Section 301 or Article Nine of the Base Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment or moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

(g) The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Section 2.06 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in the Base Indenture, this First Supplemental Indenture or any other supplemental indenture issued pursuant to Section 301 or Article Nine of the Base Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

(h) The failure to make a payment pursuant to the Notes by reason of any provision in this Section 2.06 shall not be construed as preventing the occurrence of a Default or any Event of Default.

(i) Nothing contained in this Section 2.06 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 606 of the Base Indenture.

(j) The Notes shall rank senior in right of payment to the Existing Company Junior Subordinated Debt.

(k) The subordination provisions in this Section 2.06 or Article Sixteen of the Base Indenture do not apply to amounts due to the Trustee pursuant to other sections of the Indenture, including Section 606 of the Base Indenture.

Section 2.07 Events of Default; Acceleration. All of the Events of Default set forth in clauses (1) through (6) in the definition of “Event of Default” above will apply with respect to the Notes and the Events of Default contained in Section 501 of the Base Indenture will be inapplicable to the Notes. Notwithstanding the foregoing, upon the occurrence of an Event of Default other than an Insolvency Event of Default with respect to a Depository Institution, neither the Trustee nor the holders of the Notes may accelerate the Maturity of the Notes and make the principal of, and any accrued and unpaid interest on, the Notes, immediately due and payable.  If an Insolvency Event of Default with respect to a Depository Institution occurs and is continuing, then the Holders of not less than 25% in principal amount of the Notes or the Trustee, upon written direction from such Holders, may declare the principal amount of the all of the Notes to be due and payable immediately pursuant to and in accordance with Section 502 of the Base Indenture.  Notwithstanding anything to the contrary in the foregoing or the Base Indenture, if an Insolvency Event of Default with respect to the Company occurs and is continuing, then the principal amount of and interest accrued and unpaid on all of the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

Section 2.08 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.09 No Conversion or Exchange Rights. The Notes shall not be convertible into or exchangeable for any equity securities, other securities or other assets of the Company or any Subsidiary.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01 Redemption. Subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required in order for the Notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve Board, the Notes shall be redeemable at the Company’s option in whole or in part on September 15, 2024 or any scheduled Interest Payment Date thereafter. Further, the Company may, at its option, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required in order for the Notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve Board, redeem the Notes before the Maturity Date in whole, at any time, or in part from time to time, upon the occurrence of a Tier 2 Capital Event or a Tax Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such redemption will be in cash and at a Redemption Price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company, provided that, for avoidance of doubt, the payment of such accrued and unpaid interest paid as a part of the Redemption Price shall satisfy in full the obligation of the Company to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for through, but excluding, the Redemption Date. The provisions of Article Eleven of the Base Indenture shall apply to any redemption of the Notes pursuant to this Article 3; provided that notwithstanding anything to the contrary in the Base Indenture in connection with any redemption of

Notes pursuant to this Section 3.01, the Company will provide at least 38 calendar days’ prior notice (or such shorter period of time as may be acceptable to the Trustee) of the Redemption date to the Trustee.

ARTICLE 4

FORM OF NOTES

Section 4.01 Form of Notes. The Notes and the Trustee’s Certificate of Authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

ISSUE OF NOTES

Section 5.01 Original Issue of Notes. Notes having an aggregate principal amount of $75,000,000 may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and upon Company Order the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 5.02 Additional Issues of Notes. The Company may from time to time, without notice to or the consent of the holders of the Notes, issue additional Notes, which Notes will rank pari passu with the Notes and be identical in all respects as the Notes previously issued except for their issuance date, the offering price, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes in order that such additional Notes may be consolidated and form a single Series with the Notes outstanding immediately prior to the issuance of such additional Notes and have the same terms as to status, redemption or otherwise as the Notes.  Such additional Notes may have the same or different CUSIP numbers that the Notes issued on the date hereof or no CUSIP number, as the case may be.

ARTICLE 6

IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

Section 6.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person to the Company, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the Notes.

ARTICLE 7

MISCELLANEOUS

Section 7.01 Ratification of Base Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02 Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 7.03 New York Law To Govern. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.04 Separability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.

Section 7.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

Section 7.06 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this First Supplemental Indenture and their successors under this First Supplemental Indenture and the Persons in whose names the Notes are registered on the Security Register from time to time, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 7.07 Conflict with Base Indenture. If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this First Supplemental Indenture shall control.

Section 7.08 Provisions of Trust Indenture Act Controlling. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this First Supplemental Indenture, the provision of the Trust Indenture Act shall control.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

BROOKLINE BANCORP, INC.

By:	/s/ Carl M. Carlson
Name:	Carl M. Carlson
Title:	Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Carolina D. Altomare
Name:	Carolina D. Altomare
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[Note: The following legend is to be placed at the beginning of any Global Note representing Notes.]

GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY OR ANY DEPOSITORY INSTITUTION OF THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATED DEBT INDENTURE IDENTIFIED HEREIN).

BROOKLINE BANCORP, INC.

6.000% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE SEPTEMBER 15, 2029

No.	CUSIP: [ ]
ISIN: [ ]

$

Brookline Bancorp, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of $                     DOLLARS (or such other amount as set forth in the Schedule of Increases or Decreases in Note attached hereto) on September 15, 2029 (such date is hereinafter referred to as the “Maturity Date”).

The Company further promises to pay interest on said principal sum from and including September 16, 2014 to, but excluding, September 15, 2024 or any earlier Redemption Date, at the annual rate of 6.000% (computed on the basis of a 360-day year consisting of twelve 30-day months) semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2015 (each, a “Fixed Rate Interest Payment Date”). In the event that any interest payment date prior to September 15, 2024 falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day, and no interest will accrue as a result of that postponement. From, and including, September 15, 2024 to, but excluding, the Maturity Date or any earlier Redemption Date, the Company promises to pay such interest at an annual rate equal to Three-month LIBOR (as defined in said Indenture) plus 3.315% (computed on the basis of a 360-day year and the actual number of days elapsed) quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2024, or if any of these days is not a Business Day, on the next Business Day, except that if such Business Day is in the next succeeding calendar month, the immediately preceding Business Day (each, a “Floating Rate Interest Payment Date,” and each Floating Rate Interest Payment Date and each Fixed Rate Interest Payment Date being hereinafter referred to as an “Interest Payment Date”).

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in said Indenture, will be paid to the Person in whose name this Note (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, which shall be, during the Fixed Rate Period, March 1 and September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date and, during the Floating Rate Period, March 1, June 1, September 1 and December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Boston, Massachusetts, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BROOKLINE BANCORP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

BROOKLINE BANCORP, INC.

6.000% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE SEPTEMBER 15, 2029

This Note is one of a duly authorized issue of Securities of the Company of a Series designated as the “6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2029” (herein called the “Notes”) initially issued in an aggregate principal amount of $75,000,000 on September 16, 2014. Such Series of Securities has been established pursuant to, and is one of an indefinite number of Series of subordinated debt securities of the Company issued or issuable under and pursuant to, the Subordinated Debt Indenture (the “Base Indenture”), dated as of September 16, 2014, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of September 16, 2014, thereto (the “First Supplemental Indenture” and the Base Indenture as supplemented and amended by the First Supplemental Indenture the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference or pursuant to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the First Supplemental Indenture. If any capitalized term used in this Note and defined herein is also defined in the Base Indenture or the First Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control.  If there is any conflict between the terms of the Indenture and this Note, the terms of the Indenture shall govern.

The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the First Supplemental Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Section 2.06 of the First Supplemental Indenture and shall rank pari passu in right of payment with all other Notes and with all other unsecured subordinated indebtedness of the Company issued under the Indenture and not by its terms subordinate and junior in right of payment to the promissory notes, bonds, debentures or other evidences of indebtedness of types that include the Notes. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The Notes are intended to be treated as Tier 2 capital. If an Event of Default with respect the Company shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article Five of the Base Indenture and Section 2.07 of the First Supplemental Indenture. Accordingly, the holder of this Note has no right to accelerate the maturity of this Note in the event the Company fails to pay interest on any of the Notes, fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

Subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required in order for the Notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve Board, the Notes of this Series shall be redeemable at the Company’s option in whole or in part on September 15, 2024 or on any Interest Payment Date thereafter at 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the Redemption Date. Further, the Company may, at its option, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required in order for the Notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve Board, redeem the Notes before the Maturity Date in whole or in part upon the occurrence of a Tier 2 Capital Event or a Tax Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

The Notes of this Series are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the holders of not less than a majority in principal amount of the Notes of a Series at the time Outstanding, on behalf of the holders of all Notes of such Series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this Series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this Series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess of $1,000.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

[Note: The provisions below that appear in brackets will be inserted into any Global Note representing Notes.] [This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Notes represented hereby, this Security may not be transferred except as a whole by The Depository Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of persons other than Participants)). Beneficial interests in Notes owned by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in Section 305 of the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered Holders of Notes. Neither the Company nor the principal Paying Agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. The Company and the principal payment agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Except as provided in Section 305 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.]

U.S. Bank National Association will act as the Company’s principal Paying Agent with respect to the Notes through its offices presently located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Notices to the Holders of registered Notes will be mailed to such Holders at their respective addresses in the Security Register will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Brookline Bancorp, Inc. The agent may substitute another to act for it.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee: *

*                 NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[              ]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of decrease in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee